Exhibit 10.2

October 24, 2008

China Holdings Acquisition Corp.

33 Riverside Avenue, 5th Floor

Westport, CT 06880 U.S.A.

Attention: The Board of Directors

Re:	Exchange of Founder Shares

Gentlemen:

RECITALS

WHEREAS, China Holdings Acquisition Corp., including any assigns or successors-in-interest (the “Company”), World Sharehold Limited (the “Selling Shareholder”) and Messrs. Wang Wei Yao and Shao Jian Jun, the parties to the Deed of Undertaking, dated as of July 20, 2008 (the “Deed”), desire that the shareholders of the Company vote to approve the transactions contemplated by the Deed;

WHEREAS, in furtherance thereof, the parties to the Deed have agreed to amend the Deed to (A) modify the triggers for the issuance to the Selling Shareholder of up to 15,765,000 additional new shares by replacing the financial performance targets (based on the performance of Bright World Precision Machinery Limited (“Bright World”) and its subsidiaries for fiscal year 2008) with stock price targets, (B) include an undertaking by Sellers (hereinafter defined) that they will take, and cause their representatives to take, all reasonable and lawfully permissible steps to encourage and/or to cause Newco (hereinafter defined) to lawfully declare and pay a cash dividend of USD$0.50 (the “Newco Cash Dividend”) per issued share, par value $0.001 per share, of Newco (the “Newco Shares”) to the holders thereof, immediately after the Closing (hereinafter defined) and (C) include a waiver by Sellers of their right to receive the Newco Cash Dividend in respect of any Newco Shares held by them; and

WHEREAS, in furtherance thereof, the Company approached the persons whose names are set forth in Exhibit A attached hereto (collectively, the “Founders”), and asked that they agree, subject to the consummation of the Merger, and in connection therewith, to exchange the shares of Common Stock (hereinafter defined) set forth next to their names on Exhibit A for warrants to purchase Newco Shares, exercisable upon satisfaction of a stock price target.

1

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and undertakings and subject to the conditions herein contained and intending to be legally bound hereby, the Company, on the one hand, and the Founders, on the other hand, hereby agree as follows:

1.	Definitions; References

1.1	“Closing” means the close of the Offer.

1.2	“Closing Date” means the day on which the Closing occurs.

1.3	“Common Stock” means the common stock of the Company.

1.4	“Newco” means a newly-formed, wholly-owned subsidiary of the Company to be incorporated under the laws of the British Virgin Islands.

1.5	“Newco Share Earnout Target” means the closing sale price for the regular Trading Day (without considering after hours or other trading outside regular trading session hours) of the Newco Shares on the applicable Trading Market (or, if no closing price is reported, the last reported sale price during that regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date exceeds $13.50 per share.

1.6	“Obligations” mean a party’s obligations arising as a result of its agreements, undertakings, representations, warranties, indemnities and consents set out in the Deed and other transaction documents.

1.7	“Offer” means the voluntary conditional cash offer by the Company to acquire all the issued shares in Bright World.

1.8	“Sellers” mean the Selling Shareholder, Mr. Wang Wei Yao and Mr. Shao Jian Jun.

1.9	“Trading Day” means (i) a day on which the Newco Shares are traded on a Trading Market, or (ii) if the Newco Shares are not listed or admitted for trading on a Trading Market, a day on which the Newco Shares are traded in the over-the-counter market or is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its function of reporting prices).

1.10	“Trading Market” means the American Stock Exchange (“AMEX”) or, if the Newco Shares are not listed on AMEX, such other exchange or quotation system on which the Newco Shares are listed or quoted for trading on the date in question.

2.	Merger

2.1	Immediately prior to the Closing, and contingent upon the consummation of the Closing (i.e., the Merger will occur only if the Closing is consummated), the Company shall merge with and into Newco, with Newco surviving the merger (the “Merger”). Pursuant to the Merger, Newco will assume all rights and obligations of the Company under this letter agreement (this “Founders’ Agreement”).

2

3.	Exchange & Related Transactions

3.1	Exchange of Founder Shares.

(a)	Subject to the consummation of the Merger, and in connection therewith, the shares of Common Stock beneficially owned, directly or indirectly, by each Founder as set forth next to his or her name on Exhibit A (the “Founder Shares”) will be converted into warrants to purchase an equal number of Newco Shares (the “New Founder Warrants”) as indicated on Exhibit A.

(b)	Newco shall reimburse the Founders USD$0.01 per Founder Share exchanged, which amount represents the per Founder Share purchase price paid by Founders. The aggregate reimbursed amount will be USD$32,000 (the “Reimbursed Amount”) and shall be deposited by Newco in a bank account established by it solely to hold the Reimbursed Amount (the “Bank Account”).

3.2	Warrant Agreement. On the Closing Date, Newco and the Founders will enter into a warrant agreement substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”). The New Founder Warrants will be subject to the terms and conditions of the Warrant Agreement, which, among other things, will provide that:

(a)	each New Founder Warrant will entitle the holder thereof to purchase one Newco Share at USD$0.01 per share (the “Warrant Price”);

(b)	the New Founder Warrants will not be exercisable for Newco Shares until the Newco Share Earnout Target is met;

(c)	thereafter, the New Founder Warrants will be exercisable in perpetuity;

(d)	upon satisfaction of the Newco Share Earnout Target,

(i)	Newco shall immediately apply the Reimbursed Amount in respect of the aggregate Warrant Price due for the New Founder Warrants; and

(ii)	if any interest accrues during the period commencing on the day Newco deposits the Reimbursed Amount in the Bank Account and ending on the day the Newco Share Earnout Target is met, such interest shall be retained by Newco; and

(e)

as soon as practicable after payment of the aggregate Warrant Price due for the New Founder Warrants, Newco shall issue to each Founder a certificate or certificates representing the number of Newco Shares to which such Founder is entitled as set forth in the column titled “Number of New Founder Warrants (Newco Shares Issuable Thereunder)” of

3

Exhibit A, subject to adjustment in accordance with the terms of the Warrant Agreement and such Founder’s Warrant Certificate (hereinafter defined).

3.3	Warrant Certificate. On the Closing Date, each Founder shall receive a warrant certificate substantially in the form attached hereto as Exhibit C (the “Warrant Certificate”) evidencing the New Founder Warrants to which such Founder is entitled as set forth next to his or her name in Exhibit A.

3.4	Amendment to Registration Rights Agreement. On the Closing Date, Newco and the Founders will enter into an amendment and restatement of the Registration Rights Agreement, dated as of November 15, 2007, among the Company and the Founders, substantially in the form attached hereto as Exhibit D.

4.	Miscellaneous

4.1	Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to the Company or Newco to:

China Holdings Acquisition Corp.

33 Riverside Avenue, 5th Floor

Westport, CT 06880

Attention: Paul K. Kelly, Chief Executive Officer

Fax: (203) 226-8022

with a copy to:

Akin Gump Strauss Hauer & Feld, LLP

590 Madison Avenue

New York, NY 10022-2524

Attention: Bruce S. Mendelsohn, Esq.

Fax: (212) 872-1002

(b)	if to a Founder, to the address set forth below such Founder’s name on the signature page hereto.

4.2	Termination. If the Selling Shareholder’s Obligations under the Deed lapse in accordance with Section 6.2 thereof, the Company’s and the Founders’ obligations under this Founders’ Agreement shall immediately terminate.

4

4.3	Successors and Assigns.

(a)	The Founders shall not transfer or assign their rights and obligations under this Founders’ Agreement prior to the Closing Date. Thereafter, the Founders may transfer or assign their rights and obligations under the documents attached as Exhibits B, C and D hereto in accordance with the terms and conditions for assignment set forth in such Exhibits.

(b)	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

4.4	Governing Law; Service of Process; Consent to Jurisdiction.

(a)	THIS FOUNDERS’ AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THAT STATE.

(b)	To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Founders’ Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Founders’ Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

4.5	Headings. The section and paragraph headings contained in this Founders’ Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Founders’ Agreement.

4.6	Severability. Whenever possible, each provision or portion of any provision of this Founders’ Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Founders’ Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Founders’ Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

5

4.7	Amendment. This Founders’ Agreement (and the Exhibits hereto) may not be amended or modified and waivers and consents to departures from the provisions hereof (or thereof) may not be given, except by an instrument or instruments in writing making specific reference to this Founders’ Agreement (and, if applicable, the respective Exhibits hereto) and signed by the Company, the Founders and the Selling Shareholder. Any attempted amendment, modification, waiver or consent to departure made other than as provided in the first sentence of this Section 4.7 shall be null and void.

4.8	Counterparts. This Founders’ Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

(Signature Pages Follow)

6

IN WITNESS WHEREOF the parties hereto have caused this Founders’ Agreement to be executed on the day and year first above written.

/s/ Paul K. Kelly
Paul K. Kelly

Address:

/s/ James D. Dunning, Jr.
James D. Dunning, Jr.

Address:

/s/ Alan G. Hassenfeld
Alan G. Hassenfeld

Address:

/s/ Gregory E. Smith
Gregory E. Smith

Address:

/s/ Cheng Yan Davis
Cheng Yan Davis

Address:

/s/ Xiao Feng
Xiao Feng

Address:

/s/ Soopakij (Chris) Chearavanont
Soopakij (Chris) Chearavanont

Address:

/s/ Ruey Bin Kao
Ruey Bin Kao

Address:

Signature Page to Founders’ Agreement

Agreed and Accepted By:

China Holdings Acquisition Corp.

/s/ Paul K. Kelly
Paul K. Kelly
Chairman and Chief Executive Officer

Agreed and Acknowledged By:

World Sharehold Limited

/s/ Wang Wei Yao
Director

/s/ Shao Jian Jun
Director/Secretary

Signature Page to Founders’ Agreement

Exhibit A

Beneficial Ownership Table

Name	Title	Number of Shares of Common Stock	Number of New Founder Warrants (Newco Shares Issuable Thereunder)
Paul K. Kelly	Chairman of the Board, Chief Executive Officer, Secretary and Treasurer	1,096,255	1,096,255

James D. Dunning, Jr.	President and Director	1,096,255	1,096,255

Alan G. Hassenfeld	Director	575,760	575,760

Gregory E. Smith	Director	143,910	143,910

Cheng Yan Davis	Director	115,200	115,200

Xiao Feng	Director	57,540	57,540

Soopakij (Chris) Chearavanont	Member of the Advisory Board	57,540	57,540

Ruey Bin Kao	Member of the Advisory Board	57,540	57,540

Exhibit B

Warrant Agreement

WARRANT AGREEMENT

THIS WARRANT AGREEMENT made as of [                    ], 2008, is between [BVI Newco], a company incorporated under the laws of the British Virgin Islands, with offices at 33 Riverside Avenue, 5th Floor Westport, CT 06880 (the “Company”), and the persons listed on Exhibit A hereto (collectively, the “Founders”).

WHEREAS, on the date hereof, China Holdings Acquisition Corp., a Delaware corporation (“CHAC”) merged with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, pursuant to an agreement between the Founders and the Company, the Founders agreed that, in connection with the Merger, the 3,200,000 shares of CHAC’s common stock collectively held by the Founders, would be converted into warrants (the “Warrants”) to purchase 3,200,000 shares, par value $0.001 per share (the “Common Stock”), of Newco;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company and the Founders; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Warrants.

1.1 Form of Warrant. Each Warrant shall be (a) issued in registered form only, (b) in substantially the form of Exhibit B hereto, respectively, the provisions of which are incorporated herein, (c) signed by, or bear the facsimile signature of, the Chairman of the Board or, the Chief Executive Officer or the President, and the Treasurer, Secretary or Assistant Secretary of the Company, and (d) shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2 Effect of Countersignature. Unless and until countersigned by the Company pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the Holder thereof. Warrant certificates shall be dated the date of countersignature by the Company.

1

1.3 Registration.

1.3.1 Warrant Register. The Company shall maintain books (“Warrant Register”), for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register in the name of each Founder a Warrant to purchase the number of shares set forth next to each such Founder’s name on Exhibit A.

1.3.2 Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the Founder in whose name such Warrant shall be registered upon the Warrant Register (“Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2. Terms and Exercise of Warrants.

2.1 Warrant Price. Each Warrant shall entitle the Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $0.01 per whole share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 2.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which a share may be purchased at the time a Warrant is exercised.

2.2 Condition to Exercisability. Notwithstanding anything herein to the contrary, the Warrants shall not be exercisable for shares unless and until the closing sale price for the regular Trading Day (without considering after hours or other trading outside regular trading session hours) of the Common Stock on the applicable Trading Market (or, if no closing price is reported, the last reported sale price during the regular Trading Day) for any 20 days within any 30 day trading period beginning 90 days after the Closing Date exceeds $13.50 per share (the “Common Stock Earnout Target”). For the purposes of this Section 2.2, “Trading Day” shall mean (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed or admitted for trading on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market or is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its function of reporting prices); and “Trading Market” shall mean the American Stock Exchange (“AMEX”) or, if the Common Stock is not listed on AMEX, such other exchange or quotation system on which the Common Stock is listed or quoted for trading on the date in question.

2.3 Duration of Warrants. A Warrant may be exercised only during the period commencing on the day on which the Common Stock Earnout Target is satisfied (the “Common Stock Earnout Target Date”) and, thereafter, in perpetuity.

2

2.4 Exercise of Warrants.

2.4.1 Payment. Immediately after the satisfaction of the Common Stock Earnout Target, the Company shall cause funds in the amount of USD$32,000, in the aggregate, which are held for the benefit of the Founders in a bank account established by the Company solely to hold such amount, to be applied in respect of the aggregate Warrant Price due for the Warrants and the Holder shall exercise the Warrants by sending them to the Company offices described in the preamble hereto, with the subscription form, as set forth in the Warrant, duly executed. Holder shall pay any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

2.4.2 Issuance of Certificates. As soon as practicable after the application by the Company of the funds in payment of the Warrant Price, the Company shall issue to the Holder of such Warrant a certificate or certificates representing the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it. In no event will the Company be obligated to pay such Holder any cash consideration upon exercise (unless pursuant to Section 3.5) or otherwise “net cash settle” the Warrant.

2.4.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise or surrender of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

2.4.4 Date of Issuance. Each person or entity in whose name any such certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share register of the Company is closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share register is open.

3. Adjustments.

3.1 Dividends - Split-Ups. If, after the date hereof, and subject to the provisions of Section 3.7 below, the number of outstanding shares of Common Stock is increased by a dividend payable in shares of Common Stock, or by a division or split-up of shares of Common Stock, or other similar event, then, on the effective date of such dividend, division or split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

3.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 3.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

3

3.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 3.1 and 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price, immediately prior to such adjustment, by a fraction, (a) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (b) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

3.4 Extraordinary Dividends. If the Company, at any time during the Exercise Period, shall pay a dividend in cash, securities or other assets to the holders of Common Stock (or other shares of the Company into which the Warrants are convertible), other than (y) as described in Sections 3.1, 3.2 or 3.5, or (z) regular quarterly or other periodic dividends, (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then upon exercise by Holder of its Warrants, such Holder shall be entitled to receive an amount in cash equal to the number of shares of Common Stock received upon exercise of the Warrants held by such Holder multiplied by the per share consideration paid in respect of each share of Common Stock in the Extraordinary Dividend.

3.5 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 3.1 or 3.2 hereof or one that solely affects the par value of such shares of Common Stock), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if such Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 3.1 or 3.2, then such adjustment shall be made pursuant to Sections 3.1, 3.2, and this Section 3.5. The provisions of this Section 3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

3.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to each Holder, at the last address set forth for such Holder in the Warrant Register, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4

3.7 No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, any Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Holder.

3.8 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

3.9 Notice of Certain Transactions. In the event that the Company shall propose to (a) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling the holders of Common Stock to subscribe for shares of Common Stock or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Holders a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Warrant Price after giving effect to any adjustment pursuant to this Section 3 which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Board has determined to take any such action and (x) in the case of any action covered by clause (a) or (b) above at least 10 days prior to the record date for determining the holders of the Common Stock for purposes of such action or (y) in the case of any other such action at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

3.10 Other Events. If any event occurs as to which the foregoing provisions of this Section 3 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

5

4. Transfer.

4.1 Transfer.

(a) For a period of time commencing from the date hereof and ending on a date that is six months following the consummation of the Merger (the “Lock-Up Period”), the Holders shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to any Warrants, the Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for the Warrants or other rights to purchase Common Stock or any such securities (the “Offering Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Offering Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(b) Notwithstanding the foregoing, the Company shall register for transfer any Warrants to be transferred by Holder (i) to relatives and trusts for estate planning purposes, (ii) pursuant to the laws of descent and distribution upon death, (iii) pursuant to a qualified domestic relations order, and (iv) to officers, directors and employees of the Company and persons affiliated with the Founders; provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee’s written agreement with the Company to be bound by the terms and conditions of such transfer restrictions.

(c) Further, after the applicable Lock-Up Period has elapsed, the Warrants shall be freely transferable by the Holder thereof; provided that the transfer of Warrants or Common Stock issued upon exercise of such Warrants is subject to, and must be made in compliance with, any restrictions on transfer imposed by federal or state securities law.

4.2 Legend. Each certificate representing a Warrant or the Common Stock issuable upon exercise of such Warrant shall be stamped or otherwise imprinted with a legend in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT, OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION THEREFROM. THE TRANSFERABILITY OF THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN THE WARRANT AGREEMENT, DATED AS OF OCTOBER     , 2008, BETWEEN THE COMPANY AND THE PERSONS SET FORTH ON EXHIBIT A THERETO, WHICH WARRANT AGREEMENT THE COMPANY WILL FURNISH TO THE HOLDER HEREOF UPON REQUEST.”

6

4.3 Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

4.4 Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for transfer, and, thereupon, the Company shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that, in the event a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and shall issue new Warrants in exchange therefor until the Company has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

4.5 Fractional Warrants. The Company shall not be required to effect any registration of transfer which will result in the issuance of a warrant certificate for a fraction of a warrant.

4.6 Service Charges. No service charge shall be made for any registration of transfer of Warrants.

5. Other Provisions Relating to Rights of Holders of Warrants.

5.1 No Rights as Shareholder. A Warrant does not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.2 Lost, Stolen Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as they may in its discretion impose (which terms shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

5.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7

5.4 Limitation on Monetary Damages. In no event shall any Holder be entitled to receive monetary damages for failure to settle any Warrant exercise if the Common Stock issuable upon exercise of the Warrants has not been registered with the Securities and Exchange Commission pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Company.

6. Miscellaneous Provisions.

6.1 Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

6.2 Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

6.3 Notices. Any notice, statement or demand authorized by this Warrant Agreement shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed as follows (or to such other address as any party may specify in a written notice delivered in accordance herewith):

China Holdings Acquisition Corp.

33 Riverside Avenue, 5th Floor

Westport, CT 06880

Attn: Paul K. Kelly, Chief Executive Officer

with a copy to:

Akin Gump Strauss Hauer & Feld, LLP

590 Madison Avenue

New York, NY 10022-2524

Attention: Bruce S. Mendelsohn, Esq.

Fax: (212) 872-1002

If to a Founder, to the address set forth below such Founder’s name on the signature page hereto.

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

6.4 Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United

8

States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.3 hereof. Such mailing shall be deemed-personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

6.5 Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

6.6 Counterparts - Facsimile Signatures. This Warrant Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Warrant Agreement.

6.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

6.8 Amendments.

6.8.1 This Agreement and any Warrant certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”).

6.8.2 The Company may amend this Warrant Agreement and the Warrants by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Warrant Agreement; provided, however, that, without the consent of each of the Holders affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the number of shares purchasable upon exercise of the Warrants or so as to increase the Exercise Price (other than as provided by Section 3), (ii) otherwise adversely affects the exercise rights of the Holders in any material respect, or (iii) reduces the number of Warrants the Holders of which must consent for amendment of this agreement or the Warrants.

6.9 Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9

IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be executed on the day and year first above written.

[BVI NEWCO]

Name:
Title:

Agreed and Accepted By

Paul K. Kelly

James D. Dunning, Jr.

Alan G. Hassenfeld

Gregory E. Smith

Cheng Yan Davis

Xiao Feng

Soopakij (Chris) Chearavanont

Ruey Bin Kao

EXHIBIT A

Beneficial Ownership Table

Name	Title	Shares of Common Stock
Paul K. Kelly	Chairman of the Board, Chief Executive Officer, Secretary and Treasurer	1,096,255

James D. Dunning, Jr.	President and Director	1,096,255

Alan G. Hassenfeld	Director	575,760

Gregory E. Smith	Director	143,910

Cheng Yan Davis	Director	115,200

Xiao Feng	Director	57,540

Soopakij (Chris) Chearavanont	Member of the Advisory Board	57,540

Ruey Bin Kao	Member of the Advisory Board	57,540

11

Exhibit C

Warrant Certificate

SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS
-

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT, OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION THEREFROM. THE TRANSFERABILITY OF THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN THE WARRANT AGREEMENT, DATED OCTOBER __, 2008, BETWEEN THE COMPANY AND THE PERSONS SET FORTH ON EXHIBIT A THERETO, WHICH WARRANT AGREEMENT THE COMPANY WILL FURNISH TO THE HOLDER HEREOF UPON REQUEST.

[BVI NEWCO]

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder (the “Holder”) of a Warrant or Warrants (the “Warrant”) to purchase one fully paid and non-assessable share, par value $.001 per share (“Shares”), of [Insert Name of BVI Newco], a company incorporated under the laws of the British Virgin Islands (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the Holder thereof to purchase from the Company commencing on the day on which the Common Stock Earnout Target (as such term is defined in the Warrant Agreement) is satisfied, such number of Shares of the Company at the price of $0.01 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the persons set forth on Exhibit A thereto. In no event will the Company be required to net cash settle the warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events, the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a Holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of shares to be issued to the Holder.

Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company may deem and treat the Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Warrant does not entitle the Holder to any of the rights of a shareholder of the Company.

By
	Secretary	Chief Executive Officer

SUBSCRIPTION FORM

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned Holder irrevocably elects to exercise                   Warrants represented by this Warrant Certificate, and to purchase the shares, par value $0.001 per share, issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Holder in Order to Assign Warrants

For Value Received	, hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15.)

Exhibit D

Amendment to Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

dated as of                          , 200

among

[BVI NEWCO],

(AS SUCCESSOR TO CHINA HOLDINGS ACQUISITION CORP.)

and

THE PERSONS NAMED HEREIN

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement’) is entered into as of the     th day of                     , 200  , by and among [BVI NEWCO], a company incorporated under the laws of the British Virgin Islands (the “Company”), and successor to the rights and obligations of CHINA HOLDINGS ACQUISITION CORP., a Delaware corporation (the “CHAC”), and the Persons listed on Schedule I hereto (each, a “Founder”).

WHEREAS, on the date hereof, CHAC merged with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, pursuant to the Merger, the Company assumed all rights and obligations of CHAC, including CHAC’s rights and obligations under the Registration Rights Agreement, dated as of November 15, 2008, by and among CHAC and the Founders;

WHEREAS, in connection with the Merger, the Founders exchanged 3,200,000 shares of the CHAC’s common stock, par value $0.001 per share (the “CHAC Common Stock”), collectively owned by the Founders for 3,200,000 new founders’ warrants (the “New Founders’ Warrants”), each to purchase one share of the Company’s common stock (the “Company Common Stock” and together with the CHAC Common Stock, the “Common Stock”), exercisable upon satisfaction of a stock price target;

WHEREAS, after the Merger, the Founders collectively beneficially own 3,200,000 New Founder’s Warrants and 2,750,000 initial founders’ warrants, each to purchase one share of Common Stock (the “Initial Founders’ Warrants” and together with the New Founders’ Warrants and the shares of Common Stock issuable upon exercise of the New Founders’ Warrants and the Initial Founders’ Warrants and other securities of CHAC or the Company held by the Founders, the “Founders’ Securities”), all of which were acquired by private placement and are currently held of record by certain of the Founders;

WHEREAS, the Founders may in certain circumstances and subject to certain transfer and other restrictions transfer (or cause to be transferred) to Permitted Transferees (as defined below) some or all of the Founders’ Securities;

WHEREAS, the Founders and the Company desire to enter into this Agreement to provide the Founders with certain rights relating to the registration of the Founders’ Securities, and to provide for any Permitted Transferees who receive Founders’ Securities from time to time with the ability to accede to this agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of any prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed and (iii) the Company has a bona fide business purpose for not publicly making it.

“Agreement” has the meaning set forth in the preamble hereto.

“business day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“CHAC” has the meaning set forth in the preamble hereto.

“CHAC Common Stock” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Common Stock” has the meaning set forth in the recitals.

“Demand Registration” has the meaning set forth in Section 2.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Founder” has the meaning set forth in the preamble hereto.

“holder” or “holders” means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.03.

“Incidental Registration” has the meaning set forth in Section 2.03(a).

“Initial Business Combination” means the acquisition by CHAC, through a merger, stock exchange, asset acquisition, reorganization or similar business combination or contractual arrangements, of one or more businesses or assets. For purposes hereof, the Initial Business Combination occurred on the date hereof.

“Loss” has the meaning set forth in Section 2.09(a).

“Merger” has the meaning set forth in the recitals.

“NASD” means the National Association of Securities Dealers, Inc.

“New Founders’ Warrants” has the meaning set forth in the recitals.

“Permitted Transferees” means (i) an entity’s beneficiaries upon its liquidation, (ii) relatives and trusts for estate planning purposes, (iii) a person who becomes the transferee by virtue of the laws of descent and distribution upon death, (iv) a person who become the transferee pursuant to a qualified domestic relations order, (v) officers, directors and employees and persons affiliated with the Company’s founders or (vi) a person who becomes the transferee by private sales with respect to up to 33% of the existing stockholders’ common stock made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement.

“Person” shall be construed as broadly as possible and shall include an individual, corporation, association, partnership (including a limited liability partnership or a limited liability limited partnership), limited liability company, estate, trust, joint venture, unincorporated organization or a government or any department, agency or political subdivision thereof.

“prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Registrable Securities” means the New Founders’ Warrants, the Initial Founders’ Warrants, the shares of Common Stock issuable upon exercise of the New Founders’ Warrants, the shares of Common Stock issuable upon exercise of the Initial Founders’ Warrants, in each case after their respective Release Dates, and any other shares of Common Stock or other securities of CHAC or the Company acquired by a Founder at anytime; provided, however, that any of the foregoing securities shall cease to be Registrable Securities to the extent that (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been sold, transferred, disposed of or exchanged pursuant to such Registration Statement, (ii) they have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar rule or regulation then in force), new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without volume or method of sale restrictions without registration under the Securities Act or (iii) they have ceased to be outstanding. For purposes of this Agreement, the shares of Common Stock issuable upon exercise of the New Founders’ Warrants, the shares of Common Stock issuable upon exercise of the Initial Founders’ Warrants and any other shares of Common Stock acquired by the Founders shall together constitute one “class” of Registrable Securities and the New Founders’ Warrants, Initial Founders’ Warrants and any other securities (other than Common Stock) of the Company acquired by the Founders shall constitute another class of Registrable Securities, provided that no Registrable Securities shall be part of the relevant class until the Release Date for such Registrable Securities. A “percentage” (or a “majority”) of the Registrable Securities or any class thereof (or, where applicable, of any other securities) shall be determined based on the total number of such securities outstanding at the relevant time.

“registration” means a registration of the Company’s securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement (other than a registration statement on Form S-4 or Form S-8 or their successors or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity) of the Company for a public offering of the Company’s securities filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Release Date” means, with respect to the New Founders’ Warrants and the shares of Common Stock issuable on the exercise of them, the date that is six (6) months after the consummation of the Initial Business Combination, and with respect to the Initial Founders’ Warrants and the shares of Common Stock issuable on exercise of them, the date that is ninety (90) days after consummation of the Initial Business Combination.

“Released Registrable Securities” shall mean, as of any date, the Registrable Securities with respect to which the Release Date has occurred.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Unreleased Registrable Securities” shall mean, as of any date, any Registrable Securities with respect to which the Release Date has not yet occurred.

Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.01. Registrations on Form S-3.

(a) Filing. The holders of Registrable Securities may at any time and from time to time on or after the applicable Release Date, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or a successor or other appropriate, similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such a request if the Company has within the preceding twelve (12) months effected a registration on Form S-3. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Released Registrable Securities and holders of Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement as are specified in such request, together with all or such portion of the Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.01: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Released Registrable Securities and holders of Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement at an aggregate offering price to the public of less than $500,000. Registrations effected pursuant to this Section 2.01 shall not be counted as Demand Registrations effected pursuant to Section 2.02.

(b) Suspension of Registration. If the filing, initial effectiveness or continued use of Form S-3 at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Form S-3 of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Form S-3 for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the registration on such Form S-3 in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.01(b).

Section 2.02. Demand Registrations.

(a) Demand by Holders. (i) At any time and from time on or after the date that is thirty (30) days prior to applicable Release Date, the holders of not less than a majority-in-interest of any class or classes of the Registrable Securities may make a total of three (3) written requests to the Company for registration of all or part of each such class of Registrable Securities held by those holders, provided that the estimated market value of the Registrable Securities of all classes to be so registered thereunder is at least $500,000 in the aggregate; and provided further that any Registration Statement for Unreleased Registrable Securities may not become effective until after such Registrable Securities have become Released Registrable Securities. Any such requested registration shall be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the class(es) and aggregate amount(s) of Registrable Securities to be registered and the intended methods of distribution thereof.

(ii) Within five (5) business days following receipt of any request for a Demand Registration, the Company shall deliver written notice of such request to all other holders of Registrable Securities of the class or classes to be registered. Thereafter, the Company shall include in such Demand Registration any additional Registrable Securities of each such class which the holder or holders thereof have requested in writing be included in such Demand Registration, provided that all such requests have been received by the Company within ten (10) business days of the Company’s having sent the applicable notice to such holder or holders (each such holder, including the Registrable Securities in such Demand Registration, a “Demanding Holder”). All such requests shall specify the class and aggregate amount of Registrable Securities to be registered and the intended method of distribution. The Company may include in such registration additional securities of the class or classes of the Registrable Securities to be registered thereunder, including securities to be sold for the Company’s own account or for the account of Persons who are not holders of Registrable Securities.

(iii) As promptly as practicable, and, in any event, within sixty (60) days following receipt of a request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration and thereafter the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act.

(b) Limitation on Demand Registrations. In no event shall the Company be required to effect more than three (3) Demand Registrations. In addition, the Company shall not be required to file a Registration Statement for a Demand Registration at any time during the 12-month period following the effective date of another Registration Statement filed pursuant to this Section 2.02.

(c) Demand Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time. If all holders withdraw, or holders withdraw Registrable Securities from a Demand Registration in such amounts that the Registrable Securities of all classes that remain covered by the relevant Registration Statement have an estimated market value of less than $500,000, the Company shall cease all efforts to secure registration and such registration shall be deemed a Demand Registration for purposes of Section 2.02(b) unless the withdrawal is based on the reasonable determination of the Demanding Holders that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or in general market conditions and the Demanding Holders who requested such registration shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

(d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn) and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) holders of a majority-in-interest of the relevant class or classes of Registrable Securities thereafter elect to continue the offering; provide, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest possible period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 2.02(e).

(f) Underwritten Offering. If the holders of not less than a majority of the Registrable Securities of any class that is included in any offering pursuant to a Demand Registration so elect, the offering of all of the Registrable Securities of that class shall be in the form of an Underwritten Offering and the right of any holder to include Registrable Securities of that class in the Demand Registration shall be conditioned upon such holder’s participation in the Underwritten Offering. The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, in consultation with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company should it so choose to select one co-managing underwriter reasonably acceptable to such holders. All holders proposing to distribute their Registrable Securities through such an underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

(g) Reduction of Offering. If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration, inform the holders of such Registrable Securities and the Company in writing that, in its or their opinion, the dollar amount or number of securities of such class requested to be included in such Demand Registration, including securities of the Company for its own account or for the account of other Persons who are not holders of Registrable Securities that the Company desires to sell and any securities as to which registration has been requested pursuant to written piggy-back registration rights (as described in Section 2.03 below), exceeds the maximum dollar amount or maximum number of securities, as applicable, that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:

(i) first, Registrable Securities as to which Demand Registration has been requested by the Demanding Holders, in an amount up to but not exceeding the Maximum Number of Securities (allocated pro rata among the holders who have requested participation in the Demand Registration, based, for each such holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such holder has requested to include in such Demand Registration by (y) the aggregate number of Registrable Securities of such class which all such holders have requested to include) (such proportion is referred to herein as “Pro Rata”) that can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities;

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, and that can be sold without exceeding the Maximum Number of Securities; and

(iv) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i), (ii), and (iii), securities that other security holders of the Company desire to sell that can be sold without exceeding the Maximum Number of Securities.

To the extent that any Registrable Securities requested to be registered are excluded pursuant to the foregoing provisions, the holders shall have the right to one additional Demand Registration under this Section 2.02.

(h) Registration Statement Form. Registrations under this Section 2.02 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority-in-interest of each class of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a Registration Statement on Form S-3, (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter or underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the prospectus related to a Registration Statement on Form S-3) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such prospectus).

Section 2.03. Incidental Registrations (“Piggy-Back” Registrations).

(a) Participation. (i) If at any time on or after the date that is thirty (30) days prior to the first Release Date, the Company proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any holders of its securities (or by the Company and by security holders of the Company, including, without limitation, pursuant to Section 2.02 hereof), other than (A) a registration of securities relating solely to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (B) a registration on Form S-4 or S-8 or any successor form to such forms or other appropriate form, (C) an exchange offer or offering of securities solely to the Company’s existing shareholders, (D) an offering of debt that is convertible into equity securities, (E) a dividend reinvestment plan, or (F) solely in connection with a merger, consolidation or non-capital raising bona fide business transaction, then, as soon as practicable (but in no event less than ten (10) business days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all holders of Registrable Securities, which notice shall describe the amount and class of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing (an “Incidental Registration”). Subject to Section 2.03(b), the Company shall include in such Registration Statement all such Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement requested to be included therein within five (5) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement and, (x) in the case of a determination not to register, shall be relieved of its. obligation to register any Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement for the same period as the delay in registering such other securities.

(ii) If the offering pursuant to an Incidental Registration is to be an Underwritten Offering, then each holder making a request for its Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement to be included therein must, and the Company shall use its best efforts to make such arrangements with the underwriters so that each such holder may, participate in such Underwritten Offering on the same terms and conditions as the Company and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each holder making a request for an Incidental Registration pursuant to this Section 2.03(a) must participate in such offering on such basis.

(iii) Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from an Incidental Registration at any time;

(b) Reduction of Incidental Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Company) informs the holders of Released Registrable Securities and holders of Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement of any class sought to be included in such registration in writing that, in its or their opinion, the dollar amount or number or kind of securities which the Company and such holders and any other Persons intend to include in such offering exceeds the Maximum Number of Securities, then the securities of each class to be included in such registration shall be allocated as follows:

(i) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities and (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), securities, if any, including the Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement, as to which registration has been requested pursuant to written contractual incidental registration rights of security holders (including this Agreement) that can be sold without exceeding the Maximum Number of Securities, Pro Rata;

(ii) if the registration is a demand registration undertaken by Persons with demand rights pursuant to a written contractual arrangement other than this Agreement, (w) first, securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities, (x) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (w), securities that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities, (y) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (w) and (x), securities (including the Released Registrable Securities and Registrable Securities that, in the sole discretion of the Company, are likely to become Released Registrable Securities prior to the effectiveness of such Registration Statement) as to which registration has been requested pursuant to a written contractual incidental registration rights of security holders (including this Agreement) that can be sold without exceeding the Maximum Number of Securities, Pro Rata, and (z) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (w), (x) and (y), securities that other security holders desire to sell without exceeding the Maximum Number of Securities.

Section 2.04. Registration Procedures.

(a) In connection with the Company’s registration obligations in this Agreement, the Company will, subject to the limitations set forth herein, use its reasonable best efforts to effect, and once effective to keep such Registration Statement effective so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:

(i) before filing a Registration Statement or prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to the holders of the Registrable Securities included in such registration, and such holders’ legal counsel, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their counsel and, except in the case of a registration under Section 2.03, will not file any Registration Statement or prospectus or amendments or supplements thereto to which a majority of such holders or the underwriter or underwriters, if any, shall reasonably object;

(ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) reasonably requested by the holders of a majority of any class of the participating Registrable Securities;

(iii) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC or any other governmental agency or court of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(iv) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or prospectus which will correct such statement or omission or effect such compliance;

(v) make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final prospectus;

(vi) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

(viii) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) as such holder or managing underwriter may reasonably request (its being understood that the Company consents to the use of the prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(xi) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(xii) obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, at a minimum to the effect that the Registration Statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of each such class and underwriter or underwriters, if any, and their respective counsel;

(xiii) in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, such cold comfort letter(s) from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request;

(xiv) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xv) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xvi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xvii) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities of such class are then quoted;

(xviii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xviii) into customary confidentiality agreements in a form reasonably acceptable to the Company); and

(xix) in the case of an Underwritten Offering, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Company may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

Section 2.05. Underwritten Offerings.

(a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by holders pursuant to Sections 2.01 or 2.02, the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority-in-interest of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.09. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.03 shall enter into such an underwriting agreement at the request of the Company. All of the representations and warranties and the other agreements by and on the part of the Company to and for the benefit of the underwriters included in any such underwriting agreement shall also be made to and for the benefit of such holders, and any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

(b) Price and Underwriting Discounts. In the case of an Underwritten Offering requested by holders pursuant to Sections 2.01 or 2.02, the price, underwriting discount and other financial terms of the related underwriting agreement for each class of Registrable Securities shall be determined by the holders of a majority of such class of Registrable Securities. In the case of any Underwritten Offering pursuant to Section 2.03, such price, discount and other terms shall be determined by the Company, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.03(a)(iii) after being advised of such price, discount and other terms.

(c) Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.06. No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement that is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

Section 2.07. Obligation to Suspend Distribution.

(a) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any events of the kind described in Sections 2.04(a)(iii)(C), 2.04(a)(iii)(D)(in any applicable state) or 2.04(a)(iv), such holder will discontinue disposition of its Registrable Securities pursuant to the Registration Statement, in the case of Section 2.04(a)(iv), until the holder receives copies of the supplemented or amended prospectus contemplated by Section 2.04(a)(iv), or in any case until the holder is advised in writing by the Company that the use of the prospectus may be resumed, and receives copies of any additional or supplemental filings that are incorporated by reference in the prospectus and, if so directed by the Company, the holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities that are current at the time of the receipt of such notice. In the event that the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 2.04(a)(iv) or is advised in writing by the Company that the use of the prospectus may be resumed.

(b) In the case of a resale registration on Form S-3 pursuant to Section 2.01, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s board of directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the restriction on the ability of “insiders” to transact in the Company’s securities is removed.

Section 2.08. Registration Expenses. (a) The Company shall pay all of the expenses set forth in this paragraph (a) in connection with a registration under this Agreement of Registrable Securities. Such expenses are (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the FINRA, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) Securities Act liability insurance or similar insurance if the Company so desires and (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system. In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any other Persons retained by the Company, including any special experts. In addition, the Company shall pay all reasonable fees and disbursements not to exceed $150,000 of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered.

(b) The Company shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of any counsel to any holder of Registrable Securities other than as provided pursuant to the last sentence of the preceding paragraph (a), or of counsel to the underwriters.

Section 2.09. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use in the preparation thereof; and provided, further, that the Company will not be liable to any indemnified party in any case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus which has been made available to the holders and the relevant holder of Registrable Securities fails to deliver such prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and agents and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability such holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) based on advice of counsel, the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party such that the indemnifying party’s assumption of defense of the indemnified party would be likely to adversely affect the defense of the indemnified party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) based on advice of counsel, an indemnified party has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.09, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.09(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.09(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

Section 2.10. Rule 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Term. This Agreement shall terminate upon earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale). The provisions of Section 2.09 and Section 2.10 shall survive any termination.

Section 3.02. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to the Company to:

[BVI Newco] 33 Riverside Avenue, 5th Floor Westport, CT 06880 Attention: Paul K. Kelly, Chief Executive Officer Fax: (203)-226-8022

with a copy to:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attention: Bruce S. Mendelsohn, Esq. Fax: (212) 872-1002

(b)	if to a Founder, to the address set forth below such Founder’s name on the signature page hereto.

Each holder, by written notice given to the Company in accordance with this Section 3.02, may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; or (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

Section 3.03. Successors, Assigns and Transferees.

(a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.03 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Section 3.04. Governing Law; Service of Process; Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THAT STATE.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 3.05. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 3.06. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

Section 3.07. Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company and the holders of a majority of Registrable Securities of each class then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.07(a), whether or not such Registrable Securities shall have been marked accordingly.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 3.08. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 3.09. Attorney-In-Fact. The Founders hereby appoint and designate Paul K. Kelly and James D. Dunning, Jr., as their agent and attorney-in-fact to take all actions (including any decisions on behalf of the holders) and to deliver all documents and certificates with respect to this Agreement, including the making of any modifications or amendments hereto. The actions of either or both of the agents named in the previous sentence in doing the foregoing are hereby affirmed, ratified, confirmed and approved in all respects. This power of attorney shall be revocable on the delivery of written notice of such revocation to the Company and Paul K. Kelly and James D. Dunning, Jr. or either of them.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first written above.

[BVI NEWCO]

BY:
Name:
Title:

FOUNDERS

By:
Name:	Paul K. Kelly
Title:

Address:

By:
Name:	James D. Dunning, Jr.
Title:

Address:

By:
Name:	Alan G. Hassenfeld
Title:

Address:

By:
Name:	Gregory E. Smith
Title:

Address:

By:
Name:	Xiao Feng
Title:	Chairman & CEO

Address:

By:
Name:	Cheng Yan Davis
Title:

Address:

By:
Name:	Soopakij (Chris) Chearavanont
Title:

Address:

By:
Name:	Ruey Bin Kao
Title:

Address: